   As filed with the Securities and Exchange Commission on December 20, 2000
                                                     Registration No. __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                 -------------
                               JAGNOTES.COM INC.
             (Exact name of Registrant as specified in its charter)

            Nevada                                               88-0380456
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                                 -------------

                              226 West 26th Street
                                    Studio D
                            New York, New York 10001
         (Address, including zip code, of Principal Executive Offices)
                                 --------------


                               JAGNOTES.COM INC.
                   AMENDMENT TO 1999 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)


                                 -------------

                              Thomas J. Mazzarisi
                  Executive Vice President and General Counsel
                           1200 North Federal Highway
                                   Suite 200
                           Boca Raton, Florida 33432
                                 (732) 919-0078
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                                 -------------

                                    Copy to:

                        W. Preston Tollinger, Jr., Esq.
                          Morgan, Lewis & Bockius LLP
                                101 Park Avenue
                            New York, New York 10178
                                 (212) 309-6000
                              Fax: (212) 309-6273

                                 -------------


                                            CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                                      Proposed
                                                                    Proposed           maximum
                                                                    maximum           aggregate
         Title of securities to            Amount to be             offering          offering           Amount of
             be registered                  registered          price per share         price       registration fee (3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.00001 par value         3,645,556 shares (1)       $.30125(2)       $1,098,223.75          $289.93

========================================================================================================================


(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the 1999 Long-Term Incentive Plan.

(2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the ask and bid prices for the common stock as reported on the Nasdaq OTC Bulletin Board for December 15, 2000.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by .000264.

                           INCORPORATION BY REFERENCE

         Pursuant to an amendment to the Jagnotes.com Inc. 1999 Long-Term Incentive Plan (the "Incentive Plan"), the number of shares of Common Stock, par value $0.00001 per share, reserved and available for issuance has been increased by 3,645,556 shares to total 6,000,000 shares. The registrant previously registered 2,354,444 shares of Common Stock pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on January 11, 2000 (File No. 333-94423).

         The contents of such Registration Statement on Form S-8 (File No. 333-94423) are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 2000.

                                        JAGNOTES.COM INC.

                                        By: /s/ Gary Valinoti
                                           -------------------------------------
                                           Gary Valinoti, President

         Each person whose signature appears below constitutes and appoints Gary Valinoti, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.

/s/ Gary Valinoti           President, Chief Executive         December 20, 2000
-------------------------   Officer and Director (Principal
Gary Valinoti               Executive Officer)

/s/ Stephen R. Russo        Chief Financial Officer            December 20, 2000
-------------------------   (Principal Financial Officer)
Stephen R. Russo

/s/ Thomas J. Mazzarisi     Executive Vice President,          December 20, 2000
-------------------------   General Counsel and Director
Thomas J. Mazzarisi

/s/ Stephen J. Schoepfer    Executive Vice President, Chief    December 20, 2000
-------------------------   Operating Officer and Director
Stephen J. Schoepfer

Exhibit       Description
-------       -----------

* 5.1         Opinion of Morgan, Lewis & Bockius LLP.

* 23.1        Consent of J.H. Cohn LLP.

* 23.3        Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

* 24          Powers of Attorney (included on page II-3 of this Registration
              Statement).

----------

*        Filed herewith.